Exhibit 99.1

EDITORIAL CONTACT:

Russell Lee
+1 408 345 8419
russell_lee@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Second-Quarter 2016 Results
Delivers strong quarter, raises full-year guidance

Highlights:

•	GAAP income from continuing operations of $91 million, or $0.28 per share

•	Non-GAAP income from continuing operations of $145 million, or $0.44 per share(1)

•	Revenue of $1.02 billion; core revenue growth of 8.0 percent(2)

•	Raises fiscal year guidance for core revenue growth(2), adjusted non-GAAP operating margin(3), non-GAAP earnings per share(4) and operating cash flow

•	Fiscal year 2016 revenue guidance of $4.16 billion to $4.18 billion, and non-GAAP earnings guidance of $1.88 to $1.92 per share(4)

SANTA CLARA, Calif., May 16, 2016 - Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.02 billion, up 6 percent year over year (up 8 percent on a core basis(2)) for the second fiscal quarter ended April 30, 2016.

Second-quarter GAAP income from continuing operations was $91 million, or $0.28 per share. Last year’s second-quarter GAAP income from continuing operations was $92 million, or $0.27 per share.

During the second quarter, Agilent had intangible amortization of $40 million, transformation costs of $10 million, acquisition and integration costs of $12 million, and $2 million of other costs. Excluding those items, and a tax benefit of $10 million, Agilent reported second-quarter adjusted income from continuing operations of $145 million, $0.44 per share(1).

Agilent’s adjusted operating margin was 19.4 percent(3) for the second quarter, up 110 basis points over a year ago.

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“Agilent delivered another strong quarter,” said Mike McMullen, Agilent president and CEO. “Revenue and earnings per share exceeded our guidance range. We saw broad growth across most of our portfolio and end markets.”

“We continue to execute on our strategy to drive sustainable growth, expand operating margins and provide long-term value to our shareholders,” he added.

Second-quarter revenue of $495 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) increased 5 percent year over year (up 8 percent on a core basis(2)), led by strong growth in pharma, food and environmental markets. LSAG’s Q2 operating margin was 19.0 percent.

Second-quarter revenue of $346 million from the Agilent CrossLab Group (ACG) grew 8 percent year over year (up 10 percent on a core basis(2)). Both services and consumables continued to see solid growth worldwide. ACG’s operating margin was 21.5 percent for the quarter.

Second-quarter revenue of $178 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 5 percent against a tough year-over-year compare (also up 5 percent on a core basis(2)), reflecting strength in its diagnostics and genomics businesses. DGG’s operating margin for the quarter was 15.0 percent.

Agilent expects third-quarter 2016 revenue in the range of $1.03 billion to $1.05 billion. Third-quarter non-GAAP earnings are expected to be in the range of $0.45 to $0.47 per share(4).

For fiscal year 2016, Agilent expects revenue of $4.16 billion to $4.18 billion and non-GAAP earnings of $1.88 to $1.92 per share(4). The guidance is based on April 29, 2016 exchange rates.

Agilent is also raising its full-year operating cash flow guidance from $650 million to $740 million. There is no change to the capital expenditure guidance of $140 million.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenue of $4.04 billion in fiscal 2015. The company employs about 12,000 people worldwide. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its second-quarter FY2016 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2016 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT today through May 23 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 93209349.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the third quarter and full fiscal year 2016. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended Jan. 31, 2016. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)
Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP income from continuing operations and GAAP income from continuing operations is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)
Core revenue growth excludes the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Core revenue growth as projected for the full fiscal year 2016 excludes amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. A reconciliation between Q2 FY16 GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

3

(3)
Adjusted non-GAAP operating margin is a non-GAAP measure and excludes primarily the impacts of acquisition and integration costs, transformation initiatives, business exit and divestiture costs, and non-cash intangibles amortization in addition to the costs related to services that Agilent is providing to Keysight post separation. Adjusted non-GAAP operating margin as projected for the full fiscal year 2016 excludes amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. A reconciliation for Q2 FY16 is set forth on page 9 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(4)
Non-GAAP earnings per share as projected for Q3 FY16 and full fiscal year 2016 excludes primarily the future impact of acquisition and integration costs, pension curtailment gain, business exit and divestiture costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $38 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2016	2015 (As Revised)	Inc/(Dec)

Net revenue	$1,019	$963	6%

Costs and expenses:
Cost of products and services	489	483	1%
Research and development	81	81	—
Selling, general and administrative	318	292	9%
Total costs and expenses	888	856	4%

Income from operations	131	107	22%

Interest income	3	2	50%
Interest expense	(18)	(17)	6%
Other income (expense), net	1	4	(75)%

Income from continuing operations before taxes	117	96	22%

Provision for income taxes	26	4	—

Income from continuing operations	91	92	(1)%

Loss from discontinued operations, net of tax	—	(5)	—

Net income	$91	$87	5%

Net income per share - Basic:
Income from continuing operations	$0.28	$0.28
Loss from discontinued operations	$—	$(0.02)
Net income per share - Basic	$0.28	$0.26

Net income per share - Diluted:
Income from continuing operations	$0.28	$0.27
Loss from discontinued operations	$—	$(0.01)
Net income per share - Diluted	$0.28	$0.26

Weighted average shares used in computing net income per share:
Basic	326	334
Diluted	328	337

Cash dividends declared per common share	$0.115	$0.100

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2016	2015 (As Revised)	Inc/(Dec)

Net revenue	$2,047	$1,989	3%

Costs and expenses:
Cost of products and services	980	996	(2)%
Research and development	159	169	(6)%
Selling, general and administrative	622	602	3%
Total costs and expenses	1,761	1,767	—

Income from operations	286	222	29%

Interest income	5	4	25%
Interest expense	(36)	(33)	9%
Other income (expense), net	4	16	(75)%

Income from continuing operations before taxes	259	209	24%

Provision for income taxes	45	24	88%

Income from continuing operations	214	185	16%

Loss from discontinued operations, net of tax	—	(35)	—

Net income	$214	$150	43%

Net income per share - Basic:
Income from continuing operations	$0.65	$0.55
Loss from discontinued operations	$—	$(0.10)
Net income per share - Basic	$0.65	$0.45

Net income per share - Diluted:
Income from continuing operations	$0.65	$0.55
Loss from discontinued operations	$—	$(0.10)
Net income per share - Diluted	$0.65	$0.45

Weighted average shares used in computing net income per share:
Basic	327	335
Diluted	330	337

Cash dividends declared per common share	$0.230	$0.200

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015 (As Revised)	2016	2015 (As Revised)
Net Income	$91	$87	$214	$150

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	(9)	(1)	(6)	6
Amounts reclassified into earnings related to derivative instruments	—	(5)	(1)	(8)
Foreign currency translation	145	(6)	89	(271)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	6	6	21	10
Change in net prior service benefit	(3)	(3)	(11)	(5)
Other comprehensive income (loss)	139	(9)	92	(268)

Total comprehensive income (loss)	$230	$78	$306	$(118)

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,139	$2,003
Short-term restricted cash and cash equivalents	—	242
Accounts receivable, net	602	606
Inventory	555	541
Other current assets	192	294
Total current assets	3,488	3,686

Property, plant and equipment, net	610	604
Goodwill	2,556	2,366
Other intangible assets, net	490	445
Long-term investments	157	86
Other assets	339	292
Total assets	$7,640	$7,479

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$220	$279
Employee compensation and benefits	211	221
Deferred revenue	279	258
Short-term debt	235	—
Other accrued liabilities	188	218
Total current liabilities	1,133	976

Long-term debt	1,654	1,655
Retirement and post-retirement benefits	242	264
Other long-term liabilities	446	414
Total liabilities	3,475	3,309

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 612 million shares at April 30, 2016 and 611 million shares at October 31, 2015, issued	6	6
Treasury stock at cost; 287 million shares at April 30, 2016 and 279 million shares at October 31, 2015	(10,368)	(10,074)
Additional paid-in-capital	9,103	9,045
Retained earnings	5,720	5,581
Accumulated other comprehensive loss	(299)	(391)
Total stockholders' equity	4,162	4,167
Non-controlling interest	3	3
Total equity	4,165	4,170
Total liabilities and equity	$7,640	$7,479

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Six Months Ended
	April 30,	April 30,
	2016	2016
Cash flows from operating activities:
Net income	$91	$214
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	64	130
Share-based compensation	13	36
Excess tax benefit from share-based plans	2	—
Excess and obsolete inventory related charges	8	12
Other non-cash expenses, net	6	8
Changes in assets and liabilities:
Accounts receivable	34	19
Inventory	—	(13)
Accounts payable	(35)	(53)
Employee compensation and benefits	34	(13)
Other assets and liabilities	39	20
Net cash provided by operating activities (a)	256	360

Cash flows from investing activities:
Investments in property, plant and equipment	(25)	(63)
Proceeds from sale of investment securities	—	1
Payment to acquire Lasergen investment	(80)	(80)
Loan to equity method investment	(3)	(3)
Change in restricted cash and cash equivalents, net	—	245
Payment in exchange for convertible note	—	(1)
Acquisition of businesses and intangible assets, net of cash acquired	—	(235)
Net cash used in investing activities	(108)	(136)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	8	32
Treasury stock repurchases	(94)	(294)
Payment of dividends	(37)	(75)
Proceeds from revolving credit facility	155	255
Repayment of revolving credit facility	—	(20)
Excess tax benefit from share-based plans	(2)	—
Net cash provided by (used in) financing activities	30	(102)

Effect of exchange rate movements	30	14

Net increase in cash and cash equivalents	208	136

Cash and cash equivalents at beginning of period	1,931	2,003
Cash and cash equivalents at end of period	$2,139	$2,139

(a) Cash payments included in operating activities:
Severance payments	$1	$3
Income tax payments (refunds), net	$(16)	$21

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2016	Diluted EPS	2015	Diluted EPS	2016	Diluted EPS	2015	Diluted EPS
			(As Revised)				(As Revised)
GAAP Income from continuing operations	$91	$0.28	$92	$0.27	$214	$0.65	$185	$0.55
Non-GAAP adjustments:
Acceleration of share-based compensation related to workforce reduction	—	—	1	—	—	—	2	0.01
Intangible amortization	40	0.12	38	0.11	83	0.25	81	0.24
Business exit and divestiture costs	1	—	10	0.03	5	0.02	13	0.04
Transformational initiatives	10	0.03	17	0.05	21	0.06	29	0.09
Acquisition and integration costs	12	0.04	1	—	17	0.05	2	0.01
Pension curtailment gain	—	—	—	—	(16)	(0.05)	—	—
Other	1	—	(2)	(0.01)	3	0.01	(1)	—
Adjustment for taxes (a)	(10)	(0.03)	(28)	(0.07)	(29)	(0.09)	(43)	(0.14)
Non-GAAP Income from continuing operations	$145	$0.44	$129	$0.38	$298	$0.90	$268	$0.80

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and six months ended April 30, 2016 and 2015 , management uses a non-GAAP effective tax rate of 20% for both periods, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, pension curtailment, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred primarily in fiscal year 2015 to effect the Agile Agilent reengineering.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pension curtailment gain resulted from certain retirement plans benefit reductions.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q2'16	Q2'15
Revenues	$495	$473
Gross Margin, %	58.5%	56.1%
Income from Operations	$94	$75
Operating margin, %	19.0%	15.8%

Diagnostics and Genomics Group

	Q2'16	Q2'15
Revenues	$178	$169
Gross Margin, %	54.1%	54.8%
Income from Operations	$27	$25
Operating margin, %	15.0%	15.0%

Agilent CrossLab Group

	Q2'16	Q2'15
Revenues	$346	$321
Gross Margin, %	49.3%	49.6%
Income from Operations	$74	$69
Operating margin, %	21.5%	21.5%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS,
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q2'16	Q2'15	Year-over-Year % change

Life Sciences and Applied Markets Group	$495	$473	5%

Diagnostics and Genomics Group	178	169	5%

Agilent CrossLab Group	346	321	8%

Agilent	$1,019	$963	6%

	Non-GAAP			Currency Adjustments	Currency-Adjusted (a)
Non-GAAP Revenue by Segment	Q2'16	Q2'15	Year-over-Year % change	Q2'16	Q2'16	Q2'15	Year-over-Year % change

Life Sciences and Applied Markets Group excluding acquisition and NMR	$484	$453	7%	$(6)	$490	$453	8%

Diagnostics and Genomics Group excluding acquisition	177	169	4%	(1)	178	169	5%

Agilent CrossLab Group	346	321	8%	(6)	352	321	10%

Agilent Revenue (Core)	$1,007	$943	7%	$(13)	$1,020	$943	8%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS
(In millions, except margin data)
(Unaudited)
PRELIMINARY

		Operating
	Q2'16	Margin %

Revenue:	$1,019

Income from operations:
GAAP Income from operations	$131	12.9%
Add:
Intangible amortization	40
Transformational initiatives	10
Acquisition and integration costs	12
Business exit and divestiture costs	1
Other	1
Non-GAAP income from operations	$195	19.1%
Reimbursement from Keysight for services (a)	3
Adjusted non-GAAP income from operations	$198	19.4%

(a) Post separation, Agilent is providing Keysight Technologies, Inc. certain site services. These site services are included in our operating expenses. The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of income from operations and operating margins is estimated based on our current information.